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                                                                      EXHIBIT 15




LETTER FROM INDEPENDENT ACCOUNTANTS AS TO UNAUDITED INTERIM FINANCIAL
INFORMATION

Fleming Companies, Inc.
1945 Lakepointe Drive, Box 299013
Lewisville, Texas 75029

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Fleming Companies, Inc. and subsidiaries for the 12 and 28 weeks ended July 13, 2002, and July 14, 2001, as indicated in our report dated July 30, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the 12 weeks ended July 13, 2002, is incorporated by reference in the following:

          (i) Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form S-8;

          (ii) Registration Statement No. 33-36586 (1990 Fleming Stock Option Plan) on Form S-8;

          (iii)     Registration Statement (1990 Stock Incentive Plan) on Form
                    S-8;

          (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

          (v)       Registration Statement No. 333-11317 (1996 Stock Incentive
                    Plan) on Form S-8;

          (vi) Registration Statement No. 333-28219 (Associate Stock Purchase Plan) on Form S-8;

          (vii)     Registration Statement No. 333-80445 (1999 Stock Incentive
                    Plan) on Form S-8;

          (viii) Registration Statement No. 333-89375 (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8;

          (ix)      Registration Statement No. 333-40670 (2000 Stock Incentive
                    Plan) on Form S-8;

          (x) Registration Statement No. 333-40660 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

          (xi) Registration Statement No. 333-60178 (Convertible Notes) on Form S-3;

          (xii) Registration Statement No. 333-86816 (Shelf Registration) on Form S-3;

          (xiii) Registration Statement No. 333-90238 (2002 Stock Incentive Plan; 2002 Associate Stock Purchase Plan; 2002 Aim High Plus Incentive Plan) on Form S-8; and

          (xiv) Registration Statement No. 333-92262 (Exchange Offer Registration) on Form S-4



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We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP

Dallas, Texas
August 26, 2002